EXHIBIT (99)--OPINION OF OLIVE LLP


Independent Auditor's Report

To the Shareholders and Board of Directors
Indiana United Bancorp
Greensburg, Indiana


We have audited the consolidated balance sheet of Indiana United Bancorp and subsidiaries as of December 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

The consolidated financial statements as of December 31, 1997, and for the year then ended have been restated to reflect the pooling of interest with P.T.C. Bancorp as described in Note 2 to the consolidated financial statements. We did not audit the 1997 financial statements of P.T.C. Bancorp, which statements reflect total assets of $321,993 as of December 31, 1997, and total revenues of $26,118 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for P.T.C. Bancorp as of December 31, 1997, and for the year then ended, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the consolidated financial position of Indiana United Bancorp and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



Olive LLP
Indianapolis, Indiana
January 29, 1999